EXHIBIT 11 -- STATEMENT RE: COMPUTATION OF PER SHARE AMOUNTS

                                                                                Period Ended
                                                               May 4,          April 29,       February 3,         January 28,
                                                                1996              1995             1996              1995
                                                               (13 weeks)       (13 weeks)        (5 weeks)         (4 weeks)
                                                               ----------       ----------        ----------        ---------
PRIMARY INCOME (LOSS) PER SHARE
   Weighted average number of common
       shares outstanding                                      10,335,031     10,309,299        10,335,031         10,305,738
   Net effect of dilutive stock options -- based
       on the treasury stock method using the
       average market price                                         8,915         69,913          --                  --
                                                              -----------    -----------      ------------      -------------
                             TOTAL                             10,343,946     10,379,212        10,335,031         10,305,738
                                                              ===========    ===========      ============      =============

   Income (loss) before cumulative effect of
       changes in accounting principles                       $ 1,237,000   $    667,000      $ (5,634,000)     $  (4,789,000)
   Cumulative effect on prior years of changes
       in accounting principles, net of income
       tax benefit of $706,000                                     --              --           (1,090,000)               --
                                                              -----------   -------------     ------------      -------------
   Net income (loss)                                          $ 1,237,000   $    667,000      $ (6,724,000)     $  (4,789,000)
                                                              ===========   ============      ============      ==============

   Income (loss) per common share before
       cumulative effect of changes in
       accounting principles                                  $      0.12   $       0.06      $     (0.55)      $       (0.46)
   Cumulative effect on prior years of changes
       in accounting principles per common
       share, net of income tax benefit                               --              --            (0.10)                --
                                                              -----------   ------------      ------------      --------------
   Net income (loss) per common share                         $     0.12    $       0.06      $     (0.65)      $       (0.46)
                                                              ===========   ============      ============      ==============

FULLY DILUTED INCOME (LOSS) PER SHARE
   Weighted average number of common
       shares outstanding                                     10,335,031      10,309,299        10,335,031          10,305,738
   Net effect of dilutive stock options -- based
       on the treasury stock method using the
       greater of ending or average market price                  27,177          69,792              --                  --
                                                              -----------    -----------       -----------       -------------
                    TOTAL                                      10,362,208     10,379,091        10,335,031          10,305,738
                                                              ===========    ===========     =============       =============

   Income (loss) before cumulative effect of
       changes in accounting principles                       $ 1,237,000    $   667,000      $ (5,634,000)       $ (4,789,000)
   Cumulative effect on prior years of changes
       in accounting principles, net of income
       tax benefit of $706,000                                         --             --        (1,090,000)                  --
                                                              -----------     ----------       ------------       -------------
   Net income (loss)                                          $ 1,237,000    $   667,000      $ (6,724,000)       $ (4,789,000)
                                                              ===========    ===========      =============       =============

   Income (loss) per common share before
       cumulative effect of changes in
       accounting principles                                  $     0.12     $      0.06      $      (0.55)       $       (0.46)
   Cumulative effect on prior years of changes
       in accounting principles per common
       share, net of income tax benefit                              --              --              (0.10)                 --
                                                              ----------     -----------      -------------       --------------
   Net income (loss) per common share                         $      0.12    $      0.06      $     (0.65)        $       (0.46)
                                                              ===========    ===========      =============       ===============



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